State of Florida

Department of State

I certify the attached is a true and correct copy of the Certificate of Conversion and Articles of Organization, filed on February 3, 2012, effective February 6, 2012, with an organizational date deemed effective October 5, 2005, for LATITUDE ENERGY SERVICES, LLC, the resulting Florida Limited Liability Company, as shown by the records of this office.

The document number of this entity is L12000017551.

Given under my hand and the
Great Seal of the State of Florida
at Tallahassee, the Capital, this the
Sixth day of February, 2012

Kurt S. Browning
Secretary of State

CR2EO22 (01-07)

Certificate of Conversion
For
"Other Business Entity"
Into
Florida Limited Liability Company

This Certificate of Conversion **and attached Articles of Organization** are submitted to convert the following **"Other Business Entity" into a Florida Limited Liability Company** in accordance with s.608.439, Florida Statutes.

1. The name of the "Other Business Entity" immediately prior to the filing of this Certificate of Conversion is:
LATITUDE ENERGY SERVICES, LLC
(Enter Name of Other Business Entity)

12 FEB -3 PM 3:43

2. The "Other Business Entity" is a LLC
(Enter entity type. Example: corporation, limited partnership, general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of NV
(Enter state, or if a non-U.S. entity, the name of the country)

on ~~4/1/11~~ 10/5/05
(Enter date "Other Business Entity" was first organized, formed or incorporated)

3. If the jurisdiction of the "Other Business Entity" was changed, the state or country under the laws of which it is now organized, formed or incorporated:

~~NEVADA~~ Florida

4. The name of the Florida Limited Liability Company as set forth in the **attached Articles of Organization:**

LATITUDE ENERGY SERVICES, LLC
(Enter Name of Florida Limited Liability Company)

5. If not effective on the date of filing, enter the effective date: 2/6/2012
(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Organization, if an effective date is listed therein.)

6. The conversion is permitted by the applicable law(s) governing the other business entity and the conversion complies with such law(s) and the requirements of s.608.439, F.S., in effecting the conversion.

7. The "Other Business Entity" currently exists on the official records of the jurisdiction under which it is currently organized, formed or incorporated.

Signed this 3rd day of FEBRUARY 2012.

Signature of Member or Authorized Representative of Limited Liability Company:
Individual signing affirms that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S.

Signature of Member or Authorized Representative: *M J Cohen*
Printed Name: MATTHEW J. COHEN Title: MGRM

Signature(s) on behalf of Other Business Entity: Individual(s) signing affirm(s) that the facts stated in this document are true. Any false information constitutes a third degree felony as provided for in s.817.155, F.S. [See below for required signature(s).]

Signature: *M J Cohen*
Printed Name: MATTHEW J. COHEN Title: MGRM

Signature: *Jeffrey A. Wohler*
Printed Name: JEFFREY A. WOHLER Title: MGRM

Signature: ______
Printed Name: ______ Title: ______

Signature: ______
Printed Name: ______ Title: ______

Signature: ______
Printed Name: ______ Title: ______

Signature: ______
Printed Name: ______ Title: ______

If Florida Corporation:
Signature of Chairman, Vice Chairman, Director, or Officer.
If Directors or Officers have not been selected, an Incorporator must sign.

If Florida General Partnership or Limited Liability Partnership:
Signature of one General Partner.

If Florida Limited Partnership or Limited Liability Limited Partnership:
Signatures of **ALL** General Partners.

All others:
Signature of an authorized person.

12 FEB -3 PM 3:43

Fees:

Certificate of Conversion:	$25.00
Fees for Florida Articles of Organization:	$125.00
Certified Copy:	$30.00 (Optional)
Certificate of Status:	$5.00 (Optional)

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:
The name of the Limited Liability Company is:

LATITUDE ENERGY SERVICES, LLC
(Must end with the words "Limited Liability Company, the abbreviation "L.L.C.," or the designation "LLC.")

ARTICLE II - Address:
The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	**Mailing Address:**
2595 NW BOCA RATON BLVD., SUITE 100	SAME
BOCA RATON, FL 33431	

ARTICLE III - Registered Agent, Registered Office, & Registered Agent's Signature:
(The Limited Liability Company cannot serve as its own Registered Agent. You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

MATTHEW J. COHEN
Name

2595 NW BOCA RATON BLVD., SUITE 100
Florida street address (P.O. Box **NOT** acceptable)

BOCA RATON FL 33431
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in Chapter 608, F.S..

MJ Cohen
Registered Agent's Signature (REQUIRED)

12 FEB -3 PM 3:43

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):
The name and address of each Manager or Managing Member is as follows:

Title:	**Name and Address:**
"MGR" = Manager "MGRM" = Managing Member	
MGRM	MATTHEW J. COHEN 2595 NW BOCA RATON BLVD., SUITE 100 BOCA RATON, FL 33431
MGRM	~~MATTHEW J. COHEN~~ Jeffry A Wohler 2595 NW BOCA RATON BLVD., SUITE 100 BOCA RATON, FL 33431

(Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: 2/6/12.
(OPTIONAL)

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Certificate of Conversion, if an effective date listed therein.)

REQUIRED SIGNATURE:

M J Cohen, CEO
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true. I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S.)

MATTHEW J. COHEN
Typed or printed name of signee

FLORIDA DEPARTMENT OF STATE
Division of Corporations

February 6, 2012

MATTHEW J COHEN
2595 NW BOCA RATON BLVD
STE 100
BOCA RATON, FL 33431 US

Re: Document Number L12000017551

The Certificate of Conversion and Articles of Organization were filed February 3, 2012, effective February 6, 2012, with an organizational date deemed effective October 5, 2005, for LATITUDE ENERGY SERVICES, LLC, the resulting Florida Limited Liability Company.

The certification you requested is enclosed.

To maintain "active" status with the Division of Corporations, an annual report must be filed yearly between January 1st and May 1st beginning in the year following the file date or effective date indicated above. If the annual report is not filed by May 1st, a $400 late fee will be added. **It is your responsibility to remember to file your annual report in a timely manner.**

A Federal Employer Identification Number (FEI/EIN) will be required when this report is filed. Contact the IRS at 1-800-829-4933 for an SS-4 form or go to www.irs.gov.

Should you have any further questions concerning this matter, please feel free to call (850) 245-6051, the Registration Filing Section.

Tammy Hampton
Regulatory Specialist II
Division of Corporations

Letter Number: 012A00004892